EXHIBIT 5.1

February 25, 2022

Board of Directors

CarGurus, Inc.

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

Re:	CarGurus, Inc. - Registration Statement on Form S-8 for 4,070,921 Shares of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel to CarGurus, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 4,070,921 shares of Class A Common Stock, $0.001 par value per share, of the Company (the “Shares”) under the Company’s Omnibus Incentive Compensation Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the Plan and the individual issuances, grants or awards thereunder, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP